UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Convertible Preferred Stock Purchase Agreement

On March 14, 2011, PositiveID Corporation, a Delaware corporation (the “Company”), entered into an Amended and Restated Convertible Preferred Stock Purchase Agreement (the “Amended Purchase Agreement”) with Optimus Capital Partners, LLC doing business as Optimus Technology Capital Partners, LLC (“Optimus”).   The Amended Purchase Agreement amends and restates that Convertible Preferred Stock Purchase Agreement, dated September 29, 2009, by and among the Company and Optimus (the "Original Agreement") and specifically (i) replaces the Series A Preferred Stock issuable under the Original Agreement with a Series C Preferred Stock with substantially similar terms, and (ii) reduces the maximum amount of preferred stock issuable to Optimus under the Original Agreement from $10,000,000 to $8,700,000, of which $4,700,000 worth has already been issued (in 2009) under the Original Agreement.  Otherwise, the Amended Purchase Agreement contains substantially similar terms to the Original Agreement.

A copy of the Amended Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of certain terms of the Amended Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Amended Purchase Agreement.

Certificate of Designations

On March 14, 2011, pursuant to the Amended Purchase Agreement, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Series C Preferred Stock is substantially similar to the Series A Preferred Stock which is described in detail in that certain Form 8-K filed with the Securities and Exchange Commission on September 29, 2009 and which was eliminated on October 15, 2010 with all shares of Series A Preferred Stock issued under the Original Agreement having been converted to shares of common stock prior to such elimination.  The Company is authorized to issue 400 shares of Series C Preferred Stock and the shares of Series C Preferred Stock may not be converted if the shares of common stock issuable upon conversion of the Series C Preferred Stock plus any shares previously issued to Optimus or its affiliates would exceed 19.99% of the common stock outstanding as calculated and determined in accordance with Nasdaq Marketplace rules.  The description of the Series A Preferred Stock contained in that Form 8-K filed on September 29, 2009 is incorporated herein by reference.

A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K. The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations.

ITEM 3.02. Unregistered Sales of Equity Securities.

The Company agreed to issue the Series C Preferred Stock and common stock issuable upon conversion of the Preferred Stock, with such issuances to occur on the date of tranche closings pursuant to the Amended Purchase Agreement, in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.  The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

ITEM 3.03. Material Modification to Rights of Security Holders.

The information disclosed under Item 1.01 of this report is incorporated into this Item 3.03 in its entirety.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 1.01 of this report is incorporated into this Item 5.03 in its entirety.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Convertible Series C Preferred Stock (included as part of Exhibit 10.1)
10.1	Amended and Restated Convertible Preferred Stock Purchase Agreement, dated March 14, 2011, between PositiveID Corporation and Optimus Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: March 14, 2011
	By:	/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Convertible Series C Preferred Stock (included as part of Exhibit 10.1)

10.1	Amended and Restated Convertible Preferred Stock Purchase Agreement, dated March 14, 2011, between PositiveID Corporation and Optimus Capital Partners, LLC

5